Exhibit 5.2


                     [LETTERHEAD OF DAVIS POLK & WARDWELL]


                                 March 9, 2004


Westar Energy, Inc.
818 South Kansas Avenue
Topeka, Kansas 66612

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Westar Energy, Inc. a Kansas corporation (the "Company") filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale by the Company from time to time of up to (i) $400,000,000 aggregate principal amount of debt securities (the "Debt Securities"), (ii) 14,000,000 shares of common stock, $5.00 par value (the "Common Stock"), and (iii) $500,000,000 aggregate principal amount of mortgage bonds (the "Mortgage Bonds"). The Debt Securities, Common Stock and Mortgage Bonds are herein collectively referred to as the "Securities". The Debt Securities and the Mortgage Bonds may be convertible and/or exchangeable for Securities or other securities. The Debt Securities are to be issued pursuant to an Indenture (the "Indenture") dated August 1, 1998, between the Company and Deutsche Bank Trust Company Americas, as Trustee, in the form incorporated as an exhibit to the Registration Statement. The Mortgage Bonds are to be issued pursuant to a mortgage and deed of trust between the Company and BNY Midwest Trust Company, as Trustee dated July 1, 1939.

     We have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Westar Energy, Inc.                    2                          March 9, 2004


     On the basis of the foregoing, we are of the opinion that:

     1. The Indenture has been duly authorized executed and delivered and is a valid instrument legally binding on the Company.

     2. Upon (a) authorization of the issue and sale of the Debt Securities by regulatory commissions having jurisdiction, (b) the Registration Statement becoming effective under the Securities Act of 1933, (c) the authorization by securities resolution or otherwise of the specific terms of a particular Debt Security and the execution, authentication, issuance, sale and delivery of such Debt Security in accordance with the provisions of the Indenture and applicable underwriting or other purchase agreement or upon exchange or conversion in accordance with the terms of any other Security, such Debt Security will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to equitable principles of general applicability).

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Security, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     We are members of the Bar of the state of New York and the foregoing opinion is limited to the laws of the state of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

Westar Energy, Inc.                    3                          March 9, 2004


     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

                                               Very truly yours,

                                               /s/ Davis Polk & Wardwell